KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852

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TEL  (212) 715-9100                                    47, AVENUE HOCHE 75008
FAX  (212) 715-8000                                   TEL  (33-1) 44 09 46 00
                                                      FAX  (33-1) 44 09 46 01

                                        May 14, 2003



North American Government Bond Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

         Re:      North American Government Bond Fund, Inc.
                  Post-Effective Amendment No. 15
                  FILE NO. 33-53598; ICA NO. 811-7292

Gentlemen:

     We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 15 to Registration Statement No. 33-53598 on Form N-1A.


                                       Very truly yours,

                                       /s/ Kramer Levin Naftalis & Frankel LLP